                                                                  Exhibit (d)(2)

 ------------------------------------------------------------------------------



                              Investment Agreement

                                   dated as of

                                 August 24, 2001

 ------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

Sale of Shares .............................................................   1
Section 1.1  Amendment to Certificate Of Incorporation .....................   1
Section 1.2  Sale of Preferred Stock .......................................   1
Section 1.3  Closing .......................................................   1
Section 1.4  Additional Documents ..........................................   2

                                   ARTICLE II

Representations and Warranties of the Company ..............................   2
Section 2.1  Organization, Qualifications and Power ........................   2
Section 2.2  Authorization of Agreements; No Conflicts .....................   2
Section 2.3  Validity ......................................................   2

                                  ARTICLE III

Representations and Warranties of Purchasers ...............................   3
Section 3.1  Investor Qualifications .......................................   3
Section 3.2  Investment ....................................................   3
Section 3.3  Rule 144 ......................................................   3
Section 3.4  No Public Market ..............................................   3
Section 3.5  Authorization .................................................   3
Section 3.6  Brokers or Finders ............................................   4
Section 3.7  Organization and Power ........................................   4

                                   ARTICLE IV

Miscellaneous ..............................................................   4
Section 4.1  Compliance with Covenants and Performance of Obligations ......   4
Section 4.2  Amendments ....................................................   4
Section 4.3  Survival of Representations and Warranties ....................   4
Section 4.4  Successors and Assigns ........................................   4

Section 4.5  Severability ..................................................   4
Section 4.6  Descriptive Headings ..........................................   4
Section 4.7  Notices .......................................................   4
Section 4.8  Third Party Beneficiaries .....................................   6
Section 4.9  Governing Law .................................................   6
Section 4.10  Schedules and Exhibits .......................................   6
Section 4.11  Final Agreement ..............................................   6
Section 4.12  Execution in Counterparts ....................................   6
Section 4.13  JURISDICTION; VENUE; FORUM NON CONVENIENS ....................   6
Section 4.14  WAIVER OF JURY TRIAL .........................................   7
Section 4.15  Termination ..................................................   7

EXHIBITS

Exhibit A    Closing

Exhibit B    Form of Second Amended and Restated Certificate of Incorporation

                              INVESTMENT AGREEMENT

          This Investment Agreement (this "Agreement") dated as of August 24,
                                           ---------
2001 is among Career Holdings, Inc., a Delaware corporation (the "Company"),
                                                                  -------
Tribune Company, a Delaware corporation ("TC"), Knight Ridder Digital, a
                                          --
Delaware corporation ("KR" and together with TC, the "Purchasers"), and, solely
                       --                             ----------
for purposes of Section 1.4 below, Robert J. McGovern ("RJM") and James
                                                        ---
Winchester ("JW").
             --

                                    RECITALS

          WHEREAS, in order to finance the Company's growth, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, as set forth on Exhibit A hereto, an aggregate of 2,010,000 shares (the "Shares") of the authorized and unissued shares of Series A Preferred
      ------
Stock, par value $100.00 per share, of the Company (the "Preferred Stock"), all
                                                         ---------------
on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                 Sale of Shares

          Section 1.1 Amendment to Certificate Of Incorporation. Purchasers
                      -----------------------------------------
agree that, prior to the Closing (as defined below), they will cause the Certificate of Incorporation of the Company to be amended and restated in substiantially the form attached hereto as Exhibit B.

          Section 1.2 Sale of Preferred Stock. Subject to the terms and
                      -----------------------
conditions set forth herein and in reliance upon the representations and warranties of the Company set forth herein, the Company agrees to issue and sell to each Purchaser, free and clear of any liens, claims, charges and encumbrances whatsoever, and each Purchaser agrees to purchase from the Company at the Closing (as defined below) the number of shares of Preferred Stock for the purchase price set forth opposite such Purchaser's name in Exhibit A hereto. The Closing shall take place at the offices of Hale and Dorr LLP, 11951 Freedom Drive, Reston, VA 20190.

          Section 1.3 Closing. The Closing shall take place on or prior to the
                      -------
date that is two business days prior to the date that the shares of common stock, par value $.01 per share ("Target Common Stock"), of HeadHunter.NET,
                                  -------------------
Inc., a Georgia corporation ("Target"), are required to be accepted for payment
                              ------
by CB Merger Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company ("Sub") pursuant to Sub's offer to purchase all outstanding shares
              ---
of Target Common Stock commenced pursuant to the Agreement and Plan of Merger dated August 24, 2001 (the "Merger Agreement") among the Company, Sub and Target (the "Closing"). At the Closing, the Company will issue and sell to each
      -------
Purchaser, against the payment by such Purchaser of the purchase price therefor by wire transfer of immediately available funds to an account which has been designated in writing by the Company, duly registered in the name of the Purchaser, the number of Shares set forth opposite such Purchaser's name on Exhibit A hereto. In the event the Merger Agreement is not signed or is terminated, the parties' obligations under this Agreement shall immediately terminate and be of no further force and effect.

          Section 1.4 Additional Documents; Waiver of Right of First Offer. The
                      ----------------------------------------------------
Purchasers, RM and JW hereby agree that the Shares purchased hereunder shall be deemed to be "Shares" for purposes of the Amended and Restated Stockholders' Agreement dated July 16, 2000 among the Company, the Purchasers, RM and JW (the "Stockholders' Agreement") and "Registrable Shares" for purposes of the
 -----------------------
Registration Rights Agreement dated July 16, 2000 among the Company, the Purchasers, RM and JW. Each of the Purchasers, RM and JW hereby waive all preemptive rights, rights of first refusal or rights of first offer applicable to the issuance and sale of the Shares hereunder, including without limitation any rights under Article III of the Stockholders' Agreement, and the benefits of any time periods provided for therein.

                                   ARTICLE II

                  Representations and Warranties of the Company

          The Company hereby represents and warrants to the Purchasers that:

          Section 2.1 Organization, Qualifications and Power. The Company is a
                      --------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement.

          Section 2.2 Authorization of Agreements; No Conflicts. (a) The
                      -----------------------------------------
execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares (i) have been duly authorized by all requisite corporate action, (ii) does not violate (w) any provision of law, (x) any order of any court or other agency of government, (y) the Company's certificate of incorporation, or (z) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound,
(iii) does not result in a breach of or constitute a default under any such order, indenture, agreement or other instrument, and (iv) does not result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) On or before the date of Closing, the Shares will have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances.

          Section 2.3 Validity. This Agreement has been duly executed and
                      --------
delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

                                  ARTICLE III

                  Representations and Warranties of Purchasers

          In order to induce the Company to enter into this Agreement and issue, sell and deliver the Shares, each Purchaser hereby severally represents and warrants as follows:

          Section 3.1 Investor Qualifications. Purchaser is an "accredited"
                      -----------------------
investor as such term is defined in Regulation D promulgated pursuant to the Securities Act (as defined below). Purchaser, by reason of Purchaser's business or financial experience, directly or indirectly, is capable of evaluating the merits and risks of Purchaser's investment in the Company, and has the capacity to protect Purchaser's own interests in connection with the purchase of the Shares.

          Section 3.2 Investment. Purchaser is acquiring the Shares for
                      ----------
investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the issuance and sale of the Shares has not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act")
                                                               --------------
by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser has not been formed for the specific purpose of acquiring the Shares.

          Section 3.3 Rule 144. Purchaser acknowledges that the Shares must be
                      --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          Section 3.4 No Public Market. Purchaser understands that no public
                      ----------------
market now exists for the Preferred Stock or any other securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Preferred Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

          Section 3.5 Authorization. The execution, delivery and performance by
                      -------------
the Purchaser of this Agreement and the execution, delivery and performance by the Company of this Agreement and the Merger Agreement (i) have been duly authorized by all requisite corporate action of the Purchaser, (ii) does not violate any provision of law applicable to the Purchaser, any order of any court or other agency of government applicable to the Purchaser or any provisions of any indenture, agreement or other instrument to which the Purchaser or any of its properties or assets is bound, except as would not have a material adverse effect on the Purchaser, or Purchaser's certificate of incorporation, (iii) does not result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Purchaser or any of its properties or assets is subject, except as would not have a material adverse effect on the Purchaser, and (iv) does not result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser, except as would not have a material adverse effect on the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes its valid binding obligation, enforceable against the Purchaser in accordance with its terms.

          Section 3.6 Brokers or Finders. Purchaser has not incurred, and will
                      ------------------
not incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          Section 3.7 Organization and Power. Purchaser is a corporation or
                      ----------------------
other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Purchaser has the requisite power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE IV

                                  Miscellaneous

          Section 4.1 Compliance with Covenants and Performance of Obligations.
                      --------------------------------------------------------
TC and KR each agree to take or cause to be taken all actions necessary to cause the Company to comply with its covenants and agreements, and to perform all of its obligations, contained in the Merger Agreement.

          Section 4.2 Amendments. Except as otherwise expressly provided herein,
                      ----------
the provisions of this Agreement may be amended only by the written consent of the parties hereto. No course of dealing between the Company and any Purchaser or any delay in exercising any rights hereunder will operate as a waiver of any rights of that party.

          Section 4.3 Survival of Representations and Warranties. All
                      ------------------------------------------
representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and Closing.

          Section 4.4 Successors and Assigns. Except as otherwise expressly
                      ----------------------
provided herein, all covenants and agreements contained in this Agreement by or on behalf of any party hereto will bind and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and estates of the parties hereto, whether so expressed or not.

          Section 4.5 Severability. Whenever possible, each provision of this
                      ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          Section 4.6 Descriptive Headings. The descriptive headings of this
                      --------------------
Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

          Section 4.7 Notices. Any notices required, desired or permitted to be
                      -------
given hereunder, shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses (or to such other address as each party may specify in a notice given hereunder) or transmitted by facsimile transmission (with such transmission promptly confirmed by writing delivered personally, by overnight courier or mailed as provided in this Section 4.7) and shall be deemed to have been received on the day of personal delivery, one business day after delivery to the overnight courier service, four business days after such mailing or, in the case of facsimile transmission, when received:

                           If to TC, to:

                           Tribune Company
                           435 North Michigan Avenue
                           Chicago, IL 60611
                           Attention:  General Counsel
                           Facsimile:  (312) 222-4206

                           with a copy to:

                           Sidley  Austin Brown & Wood
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois  60603
                           Attention: Larry A. Barden
                           Facsimile No.: (312) 853-7036

                           If to KR, to:

                           Knight Ridder Digital
                           50 West San Fernando Street
                           15th  Floor
                           San Jose, CA 95113
                           Attention:  General Counsel
                           Facsimile:  (408) 938-7863

                           with a copy to:

                           Orrick, Herrington & Sutcliffe LLP
                           One Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, CA  94111-3143
                           Attention:  Peter Lillevand
                           Facsimile:  (415) 773-5759

                           If to the Company, to:

                           Career Holdings, Inc.
                           c/o Tribune Company
                           435 North Michigan Avenue

                           Chicago, IL  60611
                           Attention:  President
                           Facsimile: (312) 222-2816

                           with a copy to:

                           Knight Ridder Digital
                           50 West San Fernando Street
                           15th  Floor
                           San Jose, CA 95113
                           Attention:  General Counsel

          Section 4.8 Third Party Beneficiaries. The Company, TC and KR hereby
                      -------------------------
acknowledge that, as contemplated by the Merger Agreement, Target is an express third-party beneficiary to the obligations of the parties hereunder.

          Section 4.9 Governing Law. THE VALIDITY, MEANING AND EFFECT OF THIS
                      -------------
AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

          Section 4.10 Schedules and Exhibits. All Schedules and Exhibits hereto
                       ----------------------
are an integral part of this Agreement.


          Section 4.11 Final Agreement. This Agreement, together with those
                       ---------------
documents which are exhibits hereto, constitute the final agreement of the parties concerning the matters referred to herein and therein, and supersedes all prior and contemporaneous agreements and understandings.

          Section 4.12 Execution in Counterparts. This Agreement may be executed
                       -------------------------
in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

          Section 4.13 JURISDICTION; VENUE; FORUM NON CONVENIENS. (a) THE
                       -----------------------------------------
COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY SUBMITS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF ILLINOIS OR DELAWARE AND WAIVES ANY AND ALL OBJECTIONS TO JURISDICTION THAT IT MAY HAVE UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE.

          (b) THE COMPANY AND EACH PURCHASER WAIVE ANY OBJECTION THAT IT MAY HAVE (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS)
         --------------------

TO THE LOCATION OF THE COURT IN WHICH ANY PROCEEDING IS COMMENCED IN ACCORDANCE WITH THIS SECTION 4.13.

          Section 4.14 WAIVER OF JURY TRIAL. THE COMPANY AND EACH PURCHASER
                       --------------------
WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 4.15 Termination. This Agreement shall not be terminated for
                       -----------
any reason so long as the Merger Agreement is in effect and has not been terminated. In the event of any purported termination of this Agreement by TC or KR without the consent of Target at a time when the Merger Agreement has not been terminated, Target shall have the right to terminate the Merger Agreement and the Purchasers shall cause the Company to consent to such termination.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 24, 2001.

                                               CAREER HOLDINGS, INC.

                                               By:     /s/ JAMES A. THOLEN
                                                  ------------------------------
                                                    Name: James A. Tholen
                                                    Title:  Vice President

TRIBUNE COMPANY

By:  /s/ DAVID D. HILLER
   -----------------------------------------
     Name:  David D. Hiller
     Title:  President, Tribune Interactive, Inc.


KNIGHT RIDDER DIGITAL

By:  /s/ DANIEL J. FINNIGAN
    ---------------------------------------
     Name:  Daniel J. Finnigan
     Title:  President

Agreed to for purposes of Section 1.4 only


  /s/ ROBERT J. MCGOVERN
------------------------------------------
Robert J. McGovern

  /s/ JAMES WINCHESTER
-----------------------------------------
James Winchester

                                  EXHIBIT A TO

                              INVESTMENT AGREEMENT

                                   Number of Shares of
Name of Purchaser                   Preferred Stock           Purchase Price
-----------------                   ---------------           --------------

Tribune Company                     1,005,000                 $100,500,000

KnightRidder.com, Inc.              1,005,000                 $100,500,000

                                  EXHIBIT B TO
                              INVESTMENT AGREEMENT

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              CAREER HOLDINGS, INC.

     FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is Career Holdings, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 80,400,000 shares consisting of (A) 77,800,000 shares of common stock with a par value of $.01 per share and (B) 2,600,000 shares of preferred stock with a par value of $100.00 per share, issuable in one or more series as hereinafter provided.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the laws of Delaware. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to any specific limitation on such power contained in any By-laws adopted by the stockholders. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

     SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time.

     THE UNDERSIGNED, being the President of the Corporation, has executed this Second Amended and Restated Certificate of Incorporation on ___________, 2001.



                                           By: __________________________
                                           Name:
                                           Title:


                                      B-2